Filed Pursuant to Rule 424(b)(5)

Registration No. 333-239242

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 17, 2020

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2020)

3,000,000 Shares

Centrus Energy Corp.

Common Stock

We are offering shares of our Class A Common Stock. Our Class A Common Stock is traded on the NYSE American LLC under the symbol “LEU”. On August 14, 2020, the last reported sale price of our Class A Common Stock was $17.20 per share.

The offering is being underwritten on a firm commitment basis. We have granted the underwriters an option to buy up to an additional shares of Class A Common Stock from it to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

One or more of our officers, directors, and existing stockholders have indicated interests in purchasing up to $5 million of shares of our Class A Common Stock to be sold in this offering at the public offering price and on the same terms as the shares being offered. Because this indication of interest is not a binding agreement or commitment to purchase, such parties may determine to purchase more, fewer or no shares in this offering, and we and the underwriters are under no obligation to sell shares to these parties.

	No Exercise of Over- Allotment		Full Exercise of Over- Allotment
	Per Share	Total	Per Share	Total
Public offering price	$	$	$	$
Underwriting discounts and commissions (1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses. The underwriting discount shall be $ per share for shares delivered to officers, directors, owners of 5% or greater of any class of the Company’s equity securities and affiliates of any of the foregoing. See “Underwriting” on page S-19 of this prospectus supplement for additional information.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on pages S-8 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class A Common Stock to the purchasers on or about        , 2020.

The date of this prospectus supplement is        , 2020

Sole Book-Running Manager

Roth Capital Partners

Lead Manager

Lake Street

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Class A Common Stock and important business information about us. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we nor the underwriters are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in our Class A Common Stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of this offering and our business varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Centrus,” the “Company,” “we,” “us,” “our” or similar references to refer to Centrus Energy Corp. and its subsidiaries.

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Where You Can Find More Information

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.centrusenergy.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

Information We Incorporate By Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus supplement the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

▪	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on March 27, 2020);

▪	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statements on Schedule 14A (filed with the SEC on April 29, 2020 and June 11, 2020);

▪	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020 (filed with the SEC on May 12, 2020) and the fiscal quarter ended June 30, 2020 (filed with the SEC on August 6, 2020);

▪	our Current Reports on Form 8-K filed with the SEC on April 14, 2020 (only with respect to Items 1.01 and 3.03 thereof), June 18, 2020 (only with respect to Item 5.07 thereof) and June 18, 2020;

▪	our Form 8A12B-A, filed with the SEC on April 14, 2020; and

▪	the description of the securities of the Company contained in Exhibit 4.14 of our Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on March 27, 2020).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offerings under this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

S-iii

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Centrus Energy Corp.

6901 Rockledge Drive

Suite 800

Bethesda, MD 20817

(301) 564-3200

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Exchange Act. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following, which may be amplified by the novel coronavirus (COVID-19) pandemic: risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks relating to our 8.25% notes (the “8.25% Notes”) maturing in February 2027 and our Series B Senior Preferred Stock; risks related to the use of our net operating loss (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and our ability to generate taxable income to utilize all or a portion of the NOLs and NUBILs prior to the expiration thereof; risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our Class A Common Stock on the NYSE American LLC (the “NYSE American”); risks related to decisions made by our Class B stockholders and our Series B Senior Preferred stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks related to the Company’s capital concentration; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); our dependence on others for deliveries of LEU including deliveries from the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”), under a commercial supply agreement with TENEX and deliveries under a long-term supply agreement with Orano Cycle (“Orano”); risks related to existing or new trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions, including government reviews, that may be taken by the United States government, the Russian government or other governments that could affect our ability to perform under our contract obligations or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements, and risks relating to the potential expiration of the 1992 Russian Suspension Agreement (“RSA”) and/or a renewal of the RSA on terms not favorable to us or legislation imposing new or increased limits on imports of Russian LEU; risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements; risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services or delays in making timely payment; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks associated with our reliance on third-party suppliers to provide essential products and services to us; the impact of government regulation including by the U.S. Department of Energy (the “DOE”) and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for deployment of the American Centrifuge technology and our ability to perform and absorb costs under our agreement with the DOE to demonstrate the capability to produce high assay low enriched uranium (“HALEU”) and our ability to obtain and/or perform under other agreements; risks relating to whether or when government or commercial demand for HALEU will materialize; the potential for further demobilization or termination of our American Centrifuge work; risks related to our ability to perform and receive timely payment under agreements with the DOE or other government agencies, including risk and uncertainties related to the ongoing funding of the government and potential audits; the competitive bidding process associated with obtaining a federal contract; risks related to our ability to perform fixed-price and cost-share contracts, including the risk that costs could be higher than expected; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks that we will not be able to timely complete the work that we are obligated to perform; failures or security breaches of our information technology systems; risks related to pandemics and other health crises, such as the global COVID-19 pandemic; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including under Part 1. Item 1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.

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These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any subsequent prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. Before investing in our Class A Common Stock, par value $0.10 per share, or Class A Common Stock, you should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all documents incorporated by reference herein and therein, carefully, including the “Risk Factors” section of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision.

Our Company

Centrus Energy Corp.

We are a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus operates two business segments: (a) low-enriched uranium (“LEU”), which supplies various components of nuclear fuel to utilities, and (b) technical solutions, which provides advanced engineering, design, and manufacturing services to government and private sector customers.

Our LEU segment provides most of the Company’s revenue and involves the sale of LEU and its components, separative work units (“SWU”) and natural uranium, to utilities operating commercial nuclear power plants. The Company also sells natural uranium to other nuclear fuel related companies.

LEU is a critical component in the production of nuclear fuel for reactors that produce electricity. We supply LEU to both domestic and international utilities for use in nuclear reactors worldwide. We provide LEU from multiple sources including our inventory, medium- and long- term supply contracts and spot purchases. As a long-term supplier of LEU to our customers, our objective is to provide value through the reliability and diversity of our supply sources. Our long-term goal is to resume commercial enrichment production, and we are exploring approaches to that end.

Our technical solutions segment utilizes the unique technical expertise, operational experience and specialized facilities that we developed over nearly two decades as part of our uranium enrichment technology program. We are leveraging these capabilities to expand and diversify our business beyond uranium enrichment, offering new services to existing and new customers in complementary markets.

With the specialized capabilities and workforce at our Technology and Manufacturing Center in Oak Ridge, Tennessee, we are performing technical, engineering, and manufacturing services for a range of commercial and government customers and actively working to secure new customers. Our experience developing, licensing, manufacturing and operating advanced nuclear components and systems positions us to provide critical design, engineering, manufacturing and other services to a broad range of potential clients, including those involving sensitive or classified technologies. This work includes design, engineering, manufacturing and licensing services support for advanced reactor and fuel fabrication projects as well as decontamination and decommissioning (“D&D”) work.

With several decades of experience in enrichment, we continue to be a leader in the development of an advanced U.S. uranium enrichment technology, which we believe could play a critical role in supplying fuel for advanced reactors, meeting U.S. national and energy security needs, and achieving our nation’s nonproliferation objectives. We are currently building the only U.S. facility that will be licensed to produce high assay low enriched uranium (“HALEU”) under a cost-sharing contract (the “HALEU Contract”) with the U.S. Department of Energy (the “DOE”). A number of the advanced reactors currently in development for commercial and government sectors use HALEU as a component of their fuel. These new HALEU-based fuels could improve the economics of nuclear reactors and inherent safety features while increasing the amount of electricity that can be generated at existing reactors. Under the HALEU Contract, the DOE agreed to reimburse the Company for 80% of its costs incurred in performing the contract, up to a maximum of $115 million. We currently expect that our HALEU production facility will be completed and production will commence in 2021. We also currently expect that at that time it will be the only enrichment facility licensed by the U.S. Nuclear Regulatory Commission (the “NRC”) to enrich uranium up to 20%. The initial capacity of our expected production under the HALEU Contract is demonstration scale – enough to fuel 1-2 small reactors – but we expect that this production can be expanded modularly to meet increased demand. By investing in HALEU technology now, and currently as the only domestically-owned company with future HALEU enrichment capability, we believe the Company could be well positioned to capitalize on a potential new market as the demand for HALEU based fuels increases with the development of advanced reactors.

Our principal executive office is located at 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, and our telephone number is (301) 564-3200. Our website is www.centrusenergy.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

Our Strengths

Globally Recognized Supplier of Low-Enriched Uranium (LEU) Fuel

We sell LEU and its components - enrichment and natural uranium - to utilities operating commercial nuclear power plants. We supply LEU to both domestic and international utilities. As of June 30, 2020, we have an order book of approximately $1 billion (including $300 million in deferred revenues) with deliveries through 2028. Our order book provides a high degree of visibility for revenue in 2020-2022.

Diverse Supply of Uranium and Low Cost of Sales

We obtain our LEU from multiple sources, including our inventory, medium- and long- term supply contracts and spot purchases. One of our major long-term supply contract, our Russian Supply Agreement with TENEX, provided for a price reset in 2018 which has substantially reduced our cost of sales for remainder of the contract, which expires in 2028.

Investment in New and Emerging Enrichment Technology

We are currently building the only US uranium enrichment plant licensed to produce HALEU under the $115 million cost-share HALEU Contract with the DOE. We anticipate significant demand for HALEU in the future from existing and next-generation reactors as well as U.S. national security requirements for uranium enrichment.

Project Management Expertise

We have extensive project management expertise. Since 2014, we have completed a number of large complex capital projects. All of these projects were completed on-time and on-budget.

Enrichment Experience and Engineering Know-How.

With our private sector customers, we seek to leverage our domestic enrichment experience, engineering know-how, and precision manufacturing facility to assist customers with a range of engineering, design, and advanced manufacturing projects, including the production of fuel for next-generation nuclear reactors and the development of related facilities.

Investments in Advanced Technology

We continue to invest in advanced technology because of the potential for future growth into new areas of business for the Company, while also preserving our unique workforce at our Technology and Manufacturing Center in Oak Ridge, Tennessee.

Our Business

We intend to capitalize on opportunities in the nuclear power industry through the following business segments:

SWU and Uranium Sales

Revenue from our LEU segment accounted for approximately 81% of our total revenue in 2019. The majority of our customers are domestic and international utilities that operate nuclear power plants, with international sales constituting approximately one-third of revenue from our LEU segment in recent years. Our agreements with electric utilities are primarily fixed-commitment contracts under which our customers are obligated to purchase a specified quantity of the SWU component of LEU from us. Contracts where we sell both the SWU and uranium component of LEU to utilities or where we sell natural uranium to utilities and other nuclear fuel related companies are generally shorter-term, fixed-commitment contracts.

Revenue is recognized at the time LEU or uranium is delivered under the terms of our contracts. The timing of customer deliveries is affected by, among other things, electricity markets, reactor operations, maintenance and refueling outages, and customer inventories. In the current market environment, some customers are building inventories and may choose to take deliveries under annual purchase obligations later in the year. Customer payments for the SWU component of LEU average roughly $10 million per order. As a result, a relatively small change in the timing of customer orders for LEU may cause significant variability in operating results.

Utility customers in general have the option to defer receipt of SWU and uranium products purchased from Centrus beyond the contractual sale period, resulting in the deferral of costs and revenue recognition.

Our financial performance over time can be significantly affected by changes in prices for SWU and uranium. Since 2011, market prices for SWU and uranium significantly declined until mid-2018, when they began to trend upward. Since our sales order book includes contracts awarded to us in previous years, the average SWU price billed to customers typically lags published price indicators by several years. While newer sales reflect the low prices prevalent in recent years, certain older contracts included in our order book have sales prices that are significantly above current market prices.

We have a diverse base of supply that includes existing inventory of LEU, mid- and long-term contracts with enrichment producers, purchases and loans from secondary sources including fabricators and utility operators of nuclear power plants that have excess inventory, and spot purchases of SWU and uranium.

We have diversified and will seek to continue to further diversify this base of supply and take advantage of the opportunities to obtain additional short and long-term supplies of LEU. Currently, our largest suppliers of SWU are the Russian government entity TENEX, Joint-Stock Company (“TENEX”) and the French government owned company Orano Cycle (“Orano”).

Market prices for SWU fell substantially in the aftermath of the nuclear incident at Fukushima, Japan in 2011 and recent purchases of SWU and our long-term contract with Orano reflect this decline in market prices. We signed our large, long-term supply agreement with TENEX in 2011. Prices under the Russian Supply Agreement also have been adjusted to reflect lower market prices based on a one-time market related price reset that was agreed when we signed the contract in 2011. The reset occurred in 2018, reducing the unit cost per SWU for purchases we made in 2019 and will make for the duration of the contract.

Due to the nature of the long-term contracts and our order book, we have visibility on a significant portion of our revenue for 2020-2022 in the LEU segment. We expect our revenue in the third quarter ending September 30, 2020 to be lower than our second quarter ending June 30, 2020 due to customer needs. Excluding the one-time claim settlement in the second quarter 2020, we anticipate that our fourth quarter 2020 revenue and gross margin in the LEU segment will be higher than our second quarter, as we typically have more deliveries in the fourth quarter. Based on our current order book and under current market conditions, we would anticipate fiscal year 2021 and fiscal year 2022 LEU segment revenues to be slightly higher and gross margin to be similar to 2020, excluding the one-time claim recovery.

Imports into the United States of LEU and other uranium products produced in the Russian Federation, including LEU imported by Centrus under our Russian Supply Agreement, are subject, through December 31, 2020, to quotas imposed under legislation enacted into law in September 2008 and under the 1992 Russian Suspension Agreement (“RSA”), as amended in 2008. These quotas limit the amount of Russian LEU that can be imported into the United States for U.S. consumption. Neither the legislation nor the RSA currently impose quotas on LEU imported into the United States after 2020.

The U.S. Department of Commerce (the “DOC”) is currently conducting an administrative review of the current status of, and compliance with, the RSA. In a preliminary determination issued on June 17, 2020, the DOC preliminarily found that the RSA does not meet the statutory requirements. If, in its final determination, the DOC determines that (i) there is evidence of non-compliance with the RSA, and/or (ii) the RSA does meet the statutory requirements, the DOC could terminate the RSA, restart the antidumping investigation that the RSA suspended, and begin collecting cash deposits to cover applicable tariffs in excess of 115% of the value of imports of Russian uranium products, including the LEU that the Company imports into the United States under the Russian Supply Agreement. Further, these cash deposits could be applied retroactively to periods before the final determination, requiring Centrus to deposit cash equal to 115% of the value of Russian LEU imported under the Russian Supply Agreement during such periods. The requirement to post cash deposits and the potential duties due upon the conclusion of the antidumping investigation would make the LEU containing the SWU that we purchase under the Russian Supply Agreement too expensive to place into the U.S. market, and our ability to place Russian LEU outside of the U.S. is limited. Further, if cash deposits were to apply retroactively, the Company would not be able to mitigate these losses through purchases from alternative supplies. Because (i) most of the LEU we place into existing contracts with U.S. customers today is sourced from Russia under the Russian Supply Agreement and (ii) we anticipate continuing to place significant quantities of Russian LEU into our U.S. contracts in the future, most of our revenues from our LEU business in the United States are earned with deliveries of Russian LEU. Consequently, any determination by the DOC that leads to the restart of the antidumping investigation and requires cash deposits, whether or not those deposits apply retroactively, could result in significant financial losses to the Company and could result in our business no longer being viable.

In February 2019, the DOC formally opened negotiations with the Russian Federation State Atomic Energy Corporation (Rosatom) with respect to a possible extension of the term of the RSA. In connection with these negotiations, the DOC is seeking a significant extension of the RSA. We are working with industry stakeholders and others to ensure that the extension will include sufficient quota to allow the Russian Supply Agreement to be fully implemented, but it is possible that the terms of the extension will not expressly protect our ability to import LEU under the Russian Supply Agreement or will not require that sufficient or any available quota be allocated to those imports. The negotiations between the DOC and Rosatom are ongoing, and the parties have not yet reached agreement.

Unless an RSA extension provides for sufficient quota or other relief that would allow Centrus to deliver in the United States substantially all of the Russian LEU that we procure under the Russian Supply Agreement (taking into account foreign sales that we could make that would not require quota for delivery of Russian LEU), (i) our ability to meet all our commitments under our order book and to obtain new sales commitments would be substantially jeopardized, and (ii) our ability to earn revenues with the Russian LEU we are required to procure under the Russian Supply Agreement would be substantially reduced, or potentially eliminated. As a result, we would lose most of our U.S. revenues and market share to our competitors, while being required to continue making purchases of the SWU in, and deliveries of natural uranium for, LEU delivered to us under the Russian Supply Agreement. The loss of supply and revenues, as well as the costs of continuing to purchase Russian material we cannot sell in the United States, would adversely impact our financial condition, results of operations, and cash lows and potentially result in our business no longer being viable. For further discussion, refer to Part I, Item 1A, Risk Factors - Restrictions on imports or sales of SWU or uranium that we buy from our Russian supplier could adversely affect profitability and the viability of our business, including new restrictions as a result of the expiration of the RSA or amendments to the RSA on terms unfavorable to us in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Technical Solutions

Our technical solutions segment reflects our technical, manufacturing, engineering and operations services offered to public and private sector customers, including the American Centrifuge engineering and testing activities we have performed as a contractor for UT-Battelle and the engineering, procurement, construction, manufacturing and operations services being performed under the HALEU Contract. With our private sector customers, we seek to leverage our domestic enrichment experience, engineering know-how, and precision manufacturing facility to assist customers with a range of engineering, design, and advanced manufacturing projects, including the production of fuel for next-generation nuclear reactors and the development of related facilities.

Government Contracting

On October 31, 2019, we signed the cost-share HALEU Contract with the DOE to deploy a cascade of centrifuges to demonstrate production of HALEU for advanced reactors. The three-year program has been under way since May 31, 2019, when the Company and the DOE signed an interim HALEU letter agreement that allowed work to begin while the full contract was being finalized. We continue to invest in advanced technology because of the potential for future growth into new areas of business for the Company, while also preserving our unique workforce at our Technology and Manufacturing Center in Oak Ridge, Tennessee. The Company entered into this cost-share contract with DOE as a critical first step on the road back to the commercial production of enriched uranium, which the Company had terminated in 2013 with the closure of the Paducah Gaseous Diffusion Facility. We expect that the HALEU Contract, once fully implemented, will result in the Company having demonstrated the capability to enrich uranium to the 19.75 percent concentration in the uranium-235 isotope that is required by many of the advanced reactor concepts now under development. Moreover, by 2022 the Company expects to have secured an NRC license for production on 19.75 percent HALEU, opening the door to the possibility of significant sales of HALEU to both commercial and government customers. In the latter category, the Company is closely following the implementation of Project Pele, which is supporting the development of micro-nuclear power plants, which in time could provide a significant source of demand for HALEU-based nuclear fuel.

Under the HALEU Contract, the DOE agreed to reimburse the Company for 80% of its costs incurred in performing the contract, up to a maximum of $115 million. The Company’s cost share is the corresponding 20% and any costs incurred above these amounts. Costs under the HALEU Contract include program costs, including direct labor and materials and associated indirect costs that are classified as Cost of Sales, and an allocation of corporate costs supporting the program that are classified as Selling, General and Administrative Expenses. Services to be provided over the three-year contract include constructing and assembling centrifuge machines and related infrastructure in a cascade formation and production of a small quantity of HALEU. When estimates of remaining program costs to be incurred for such an integrated, construction-type contract exceed estimates of total revenue to be earned, a provision for the remaining loss on the contract is recorded to Cost of Sales in the period the loss is determined. Our corporate costs supporting the program are recognized as expense as incurred over the duration of the contract term. As of December 31, 2019, the portion of our anticipated cost share under the HALEU Contract representing our share of remaining projected program costs was recognized in Cost of Sales as an accrued loss of $18.3 million. The accrued loss on the contract will be adjusted over the remaining contract term based on actual results and remaining program cost projections. As of June 30, 2020, the accrued contract loss balance was $13.0 million, and Cost of Sales in the three and six months ended June 30, 2020 benefited by $3.0 million and $5.3 million, respectively for previously accrued contract losses attributable to work performed in the three and six months ended June 30, 2020.

Effective June 1, 2019, with the commencement of the HALEU work, ongoing costs of the Piketon facility that were included in Advanced Technology Costs on the consolidated statement of operations prior to June 1, 2019, are included in Cost of Sales of the technical solutions segment with the exception of costs for two minor items that were repaired under a previous agreement with the DOE.

Over the past five years, our government contracts with UT-Battelle have provided for engineering and testing work on the American Centrifuge technology at our facilities in Oak Ridge, Tennessee. In February 2020, an additional $4.4 million fixed-price agreement was entered into with UT-Battelle. The Company, which had already begun this scope of work in 2019, completed the work during the second quarter of 2020. Revenue was $4.4 million in the six months ended June 30, 2020, with approximately 58% of associated costs recognized in 2019 and 42% in the six months ended June 30, 2020.

In addition, we have entered into other contracts with the DOE, other agencies and their contractors to provide engineering, design and manufacturing services.

Commercial Contracting

In March 2018, we entered into a services agreement with X Energy, LLC (“X-energy”) to provide X-energy with technical and resource support for criticality safety evaluation of processing equipment, design of fresh fuel transport packages, and conceptual mock-up of a nuclear fuel production facility. In November 2018, we entered into a second services agreement with X-energy to provide technical and resource support to the design and license application development of its nuclear fuel production facility. Under both agreements, we provide X-energy with non-cash in-kind contributions subject to a cooperative agreement between X-energy and the United States government. In June 2020, the parties extended the period of performance through October 31, 2020.

Under the X-energy agreements, services are performed pursuant to separate task orders issued and provide for time-and-materials based pricing. The cumulative value of task orders issued provides for payments to us of $11.9 million and in-kind contributions to be provided by us of $6.5 million. Revenue through June 30, 2020 for payments received or pending totaled $11.3 million, and in-kind contributions provided by us totaled $6.2 million.

In addition, we have entered into other contracts for engineering, design, and advanced manufacturing services with other commercial entities.

Prior Site Services Work

We formerly performed sites services work under contracts with the DOE and its contractors at the former Portsmouth (Ohio) and Paducah (Kentucky) Gaseous Diffusion Plants. The Company and the DOE have yet to fully settle the Company’s claims for reimbursements for certain pension and postretirement benefits costs related to past contract work performed at the Portsmouth and Paducah plant sites. There is the potential to recognize additional income for this work pending the outcome of legal proceedings related to the Company’s claims for payment and the potential release of previously established valuation allowances on receivables.

Employees

As of June 30, 2020, we employed approximately 230 people, including 104 employed in Oak Ridge, TN, 69 employed in Piketon, OH, 53 in Bethesda, MD and 4 in other locations.

COVID-19 Update

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The Company has taken actions to protect its workforce and to maintain critical operations. Travel, operational and other restrictions imposed by the U.S. and foreign governments may impact our ability to make future sales and may impact the ability of our suppliers, including our suppliers of low enriched uranium, to perform under their contracts. As of the date of this filing, our LEU segment operations have not been materially affected by the pandemic and we are working with our suppliers, fabricators and customers to monitor the situation closely.

Further, the governments of states and counties in which we operate have issued orders prohibiting holding gatherings and closing nonessential businesses. Many of these restrictions remain in place and we continue to monitor and adjust as necessary. As a result, the Company has instituted measures such as expanded telework to protect our workforce, to comply with government orders, and to maintain critical operations. Not all work, however, can be performed remotely. Consequently, we have instituted limited operations for personnel working on the HALEU program to maintain critical systems and security. Further, the actions taken by our suppliers and government regulatory agencies to protect their workforces may impact our ability to obtain the necessary supplies and governmental reviews and approvals to timely complete the project. At this time, other than the restrictions on a limited number of our employees, our technical solutions segment’s operations have not been significantly affected.

We are working closely with DOE and we are continuing to work to make progress while implementing measures to protect our workforce. To date, there has been minimal impact to our financial results; however, we cannot reasonably estimate the length or severity of this pandemic, or the extent to which the disruption may materially impact our consolidated financial position, consolidated results of operations, and consolidated cash flows in fiscal 2020 at this time.

For further discussion, refer to Part I, Item 1A, Risk Factors - The effects of the COVID-19 pandemic could adversely affect our business, operations, financial condition and results of operations, and the extent to which the effects of the pandemic will impact our business, operations, financial condition and results of operations remains uncertain, in our Annual Report on Form 10-K for the year ended December 31, 2019.

THE OFFERING

Class A Common Stock offered by us	3,000,000 shares.

Option to purchase additional Class A Common Stock offered by us	450,000 shares.

Class A Common Stock to be outstanding after the offering	11,783,189 shares (or 12,233,189 shares if the underwriters exercise their option to purchase additional Class A Common Stock in full).

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $ million (or $ million if the underwriters exercise their option to purchase additional shares of Class A Common Stock in full). We intend to use the net proceeds for general working capital purposes, to invest in technology development and to repay outstanding debt or retire shares of our Series B Senior Preferred Stock, including shares of Series B Senior Preferred Stock of existing stockholders who have indicated interest in purchasing shares of Class A Common Stock in this offering. See “Use of Proceeds.”

Listing	Our Class A Common Stock is listed on the NYSE American LLC under the symbol “LEU”.

Risk factors

Investing in our Class A Common Stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our Class A Common Stock in “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to learn about certain factors you should consider before buying our Class A Common Stock.

Indication of Interest	One or more of our officers, directors, and existing stockholders have indicated interests in purchasing up to $5 million of shares of our Class A Common Stock to be sold in this offering at the public offering price and on the same terms as the other shares being offered. Because this indication of interest is not a binding agreement or commitment to purchase, such parties may determine to purchase more, fewer or no shares in this offering, or the underwriters may determine to sell more, fewer or no shares to such parties.

In this prospectus supplement, unless otherwise indicated, the number of shares of Class A Common Stock outstanding and the other information based thereon does not reflect, as of August , 2020, (i) 450,000 shares of Class A Common Stock issuable upon exercise of the underwriters’ option to purchase 450,000 additional shares of Class A Common Stock from us and (ii) 2,014,478 shares of Class A Common Stock available for award under the Centrus Energy Corp. 2014 Equity Incentive Plan.

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the following risk factors, as well as other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before deciding whether to invest in shares of our Class A Common Stock. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” The occurrence of any of the events described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the trading price of our Class A Common Stock may decline, and you may lose all or part of your investment.

Risks Related to Our Offering

Our stock price may be volatile and you may be unable to sell your shares at or above the offering price.

The market price of our Class A Common Stock could be subject to wide fluctuations in response to the many risk factors listed in this section, and others beyond our control, including:

•	general economic, market and industry conditions;

•	the outcome of the U.S. Department of Commerce (“DOC”) trade investigations related to the import of uranium products from Russia including the extension or imposition of new quotas on these imports or the imposition of duties on such imports and the outcome of negotiations between the DOC and Rosatom to amend the Russian Suspension Agreement that currently limits such imports;

•	actions by the U.S. Government or other governments, including the imposition of trade restrictions, new or modified requirements, taxes or duties;

•	actions and decisions by customers, including decisions to reduce operations, file for protection under bankruptcy laws, or restrict competition;

•	actual or anticipated fluctuations in our financial condition and results of operations;

•	addition or loss of customers;

•	actual or anticipated changes in our rate of growth relative to our competitors;

•	additions or departures of key personnel;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	changes in applicable laws or regulations, including tariffs and trade and import laws and regulations;

•	issuance of new or updated research or reports by securities analysts;

•	sales or purchases of our Class A Common Stock or other Centrus securities by us or our stockholders;

•	concentration of existing ownership of the Company’s securities;

•	action by holders of Class B Common Stock, and Series B Senior Preferred Stock for reasons unrelated to performance of the Company;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares; and

•	the expiration of contractual lock-up agreements with our certain of our executive officers, our directors and certain of our stockholders.

Further, the stock markets may experience extreme price and volume fluctuations that can affect the market prices of equity securities. These fluctuations can be unrelated or disproportionate to the operating performance of the companies issuing such securities. These broad market and industry fluctuations, as well as general economic, political and market conditions such as the COVID-19 pandemic, recessions, interest rate changes or international currency fluctuations, could harm the market price of our Class A Common Stock.

If the market price of our Class A Common Stock after this offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

If securities or industry analysts do not begin to publish research or reports about our business, or ultimately publish negative reports about our business, our share price and trading volume could decline.

The Company’s Class A Common Stock is not currently covered by industry analysts, and the trading market for our Class A Common Stock could depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts begin to cover us and public negative reports about our business, our share price would likely decline.

Future sales of our Class A Common Stock in the public market could cause our share price to fall.

Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. Upon the closing of this offering, we will have shares of Class A Common Stock outstanding, assuming no exercise of the underwriters’ option to purchase additional shares.

All of the Class A Common Stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act. After this offering, shares of Class A Common Stock outstanding will be restricted as a result of securities laws, lock-up agreements or other contractual restrictions that restrict transfers for at least 90 days after the date of this prospectus supplement, subject to certain extensions.

Our governing documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

Our certificate of incorporation and bylaws contain certain provisions that could delay or prevent a change in control. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include, without limitation:

•	a requirement that stockholders must provide advance notice to propose nominations or have other business considered at a meeting of stockholders;

•	supermajority stockholder approval to amend our bylaws or certain provisions in our certificate of incorporation; and

•	authorization of blank check preferred stock.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding Class A Common Stock, from engaging in certain business combinations without the approval of substantially all of our stockholders for a certain period of time.

These and other provisions in our certificate of incorporation, bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay for shares of our Class A Common Stock in the future and result in the market price being lower than it would be without these provisions. For more information, see “Description of Capital Stock— Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect” in the accompanying prospectus.

We currently do not intend to pay dividends on our Class A Common Stock and, are currently precluded from declaring or paying such dividends consequently, your only opportunity to achieve a return on your investment is if the price of our Class A Common Stock appreciates.

We currently do not plan to declare or pay dividends on shares of our Class A Common Stock in the foreseeable future and we are currently precluded from declaring or paying dividends by the terms of our outstanding preferred securities. Consequently, your only opportunity to achieve a return on the shares you purchase in this offering will be if the market price of our Class A Common Stock appreciates and you sell your shares at a profit. We cannot assure you that the price of our Class A Common Stock in the market after this offering will ever exceed the price that you pay.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds from the sale of shares of our common stock in this offering for general working capital purposes, to invest in technology development and to repay outstanding debt or retire shares of our Series B Senior Preferred Stock, including shares of Series B Senior Preferred Stock of existing stockholders who have indicated interest in purchasing shares of Class A Common Stock in this offering. We retain broad discretion over the use of the net proceeds from the sale of shares of Class A Common Stock and, accordingly, you will need to rely upon the judgment of our Board of Directors and management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

You may experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered may be substantially higher than the book value per share of our common stock, you may experience substantial dilution in the net tangible book value of the Class A Common Stock you purchase in this offering. Assuming that an aggregate of shares of Class A Common Stock are sold at a price of $17.20 per share pursuant to this prospectus, which was the last reported sale price of our Class A Common Stock on the NYSE American on August 14, 2020, and based on the net tangible book value of the Class A Common Stock of $(40.00) per share as of June 30, 2020, if you purchase common stock in this offering, you will experience dilution of $ per share in the net tangible book value of the common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $ million (or $  million if the underwriters exercise their option to purchase additional shares of Class A Common Stock in full). We intend to use the net proceeds for general working capital purposes, to invest in technology development and to repay outstanding debt or retire shares of our Series B Senior Preferred Stock, including shares of Series B Senior Preferred Stock of existing stockholders who have indicated interest in purchasing shares of Class A Common Stock in this offering. See “Use of Proceeds.

DILUTION

Investors purchasing shares of our Class A Common Stock in this offering will experience immediate and substantial dilution in the net tangible book value of their shares of Class A Common Stock. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our Class A Common Stock issued and outstanding as of June 30, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by investors purchasing shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value at June 30, 2020 was approximately $(358.1) million, or $(40.00) per share, based on 8,783,189 shares of our Class A Common Stock outstanding. After giving effect to the issuance and sale of all the shares in this offering at the public offering price of $                per share, less underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2020 would have been approximately $                million, or $                per share. This represents an immediate increase in net tangible book value of $    per share to existing stockholders and an immediate dilution in net tangible book value of $    per share to investors purchasing our Class A Common Stock in this offering.

If the underwriters exercise in full their option to purchase up to 450,000 additional shares of Class A Common Stock at the public offering price of $                 per share, the as adjusted net tangible book value after this offering would be approximately $                 million, or $                 per share, representing an immediate increase in net tangible book value of $                per share to existing stockholders and an immediate dilution in net tangible book value of $                per share to investors purchasing our Class A Common Stock in this offering.

To the extent that stock options outstanding as of June 30, 2020 have been or may be exercised or other shares may be issued, investors purchasing our Class A Common Stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The table below sets forth our capitalization as of June 30, 2020 (in millions, except share and per share data):

•	on a historical basis;

•	on an as adjusted basis giving effect to the application of the proceeds from this offering as described in “Use of Proceeds”; and

You should read this table together with “Use of Proceeds” appearing elsewhere in this prospectus supplement.

	Actual	Actual As Adjusted
Cash and cash equivalents	$119.3	$
Total debt, including current maturities	117.1
Total stockholders’ deficit
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized; 8,783,189 issued and outstanding, actual, shares issued and outstanding as adjusted	0.8
Class B Common Stock, par value $0.10 per share, 30,000000 shares authorized; 719,200 shares issued and outstanding	0.1
Series B Preferred Stock, par value $0.10 per share, 20,000,000 shares authorized; 104,574 shares issued and outstanding	4.6
Accumulated other comprehensive income, net of tax	0.9
Excess of capital over par value (1)	61.9
Accumulated deficit (2)	(360.0)
Total stockholders’ deficit	$(291.7)	$
Total capitalization	$(174.6)	$

(1)	As adjusted excess of capital over par value reflects the issuance of Class A Common Stock in this offering,
(2)	As adjusted accumulated deficit reflects estimated costs and expenses other than underwriting discounts and commissions, payable by us in connection with this offering.

DIVIDEND POLICY

Centrus has never declared or paid any cash dividends on its Class A Common stock, and we are currently precluded from declaring or paying dividends on our Class A Common Stock by the terms of our Series B Preferred Stock. Holders of our Series B Preferred Stock are entitled to cumulative dividends of 7.5% per annum of the aggregate liquidation preference at origination of $104.6 million. We did not meet the criteria for a dividend payment obligation for the three months ended March 31, 2020 and the corresponding period in 2019, and we have not declared, accrued or paid dividends on the Series B Preferred Stock since issuance on February 14, 2017. Dividends on the Series B Preferred Stock are cumulative to the extent not paid at any quarter-end, whether or not declared and whether or not there are assets of the Company legally available for the payment of such dividends in whole or in part. We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable law and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. In addition, the credit facility restricts our ability to pay dividends on our capital stock in certain cases.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences generally applicable to non-U.S. holders (as defined below) with respect to the beneficial ownership and disposition of shares of our Class A Common Stock, but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on current provisions of the Code, final, temporary or proposed U.S. Department of the Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to non-U.S. holders who purchase our Class A Common Stock issued pursuant to this offering and who hold shares of our Class A Common Stock as capital assets (within the meaning of Section 1221 of the Code).

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate or gift tax laws or tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to a non-U.S. holder subject to special treatment under the U.S. federal income tax laws, including without limitation:

•	banks, insurance companies or other financial institutions;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes;

•	tax-exempt organizations;

•	tax-qualified retirement plans;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons that own, or have owned, actually or constructively, more than 5% of our Class A Common Stock; and

•	persons that will hold Class A Common Stock as a position in a hedging transaction, “straddle” or “conversion transaction” for tax purposes.

Accordingly, we urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our Class A Common Stock.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds shares of our Class A Common Stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership (or such other entity) holding shares of our Class A Common Stock should consult its own tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Definition of Non-U.S. Holder

In general, a “non-U.S. holder” is any beneficial owner of our Class A Common Stock that is not a U.S. person. A “U.S. person” is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (or entity treated as such for U.S. federal income tax purposes);

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Department of the Treasury regulations to be treated as a U.S. person.

Distributions on Our Class A Common Stock

As described in the section titled “Dividend Policy,” we currently do not anticipate paying dividends on our Class A Common Stock in the foreseeable future. If, however, we make cash or other property distributions on our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in our Class A Common Stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our Class A Common Stock and will be treated as described below under “—Gain on Sale or Other Disposition of Our Class A Common Stock.”

Any dividend paid to a non-U.S. holder of our Class A Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalties of perjury, such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are encouraged to consult their tax advisors regarding possible entitlement to benefits under a tax treaty.

If a non-U.S. holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with such holder’s conduct of a trade or business within the United States, the dividend will not be subject to the aforementioned U.S. federal withholding tax. Instead, the dividend generally will be subject to U.S. federal income tax in the manner described below under “—Effectively Connected Income.”

Gain on Sale or Other Disposition of Our Class A Common Stock

Except as otherwise discussed below, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Class A Common Stock unless:

•	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (or, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

•	we are or have been a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes. We do not believe we are or will become a USRPHC.

Gain described in the first bullet point above will be subject to U.S. federal income tax in the manner described below under “—Effectively Connected Income.” A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the sale, exchange, or other taxable disposition, which may be offset by U.S. source capital losses of the non-U.S. holder.

Effectively Connected Income

Any dividend with respect to, or gain realized upon the sale, exchange or other taxable disposition of, our Class A Common Stock that is effectively connected with a trade or business carried on by a non-U.S. holder within the United States (or, if an income tax treaty applies, that is attributable to a permanent establishment maintained by such non-U.S. holder in the United States) will be subject to U.S. federal income tax, based on the non-U.S. holder’s net income, generally in the same manner as if the non-U.S. holder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a non-U.S. holder that is a corporation, such corporate non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), subject to certain adjustments. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, annual reporting to the IRS and to each non-U.S. holder will be required as to the amount of dividends paid to such non-U.S. Holder and the tax withheld, if any, with respect to such dividends. This information also may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding generally will not apply to distributions to a non-U.S. holder of our Class A Common Stock if the non-U.S. holder properly certifies as to its non-U.S. status, generally on an applicable IRS Form W-8, such as IRS Form W-8BEN, W-8BEN-E or W-8ECI.

Information reporting will apply to the proceeds of a sale of a Class A Common Stock within the United States or conducted through certain U.S.-related financial intermediaries. Depending on the circumstances, backup withholding may apply as well, unless the beneficial owner furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, subject to certain exceptions, Section 1471 of the Code generally imposes a 30% withholding tax on dividends paid with respect to, and the gross proceeds from a sale or other disposition of, our Class A Common Stock, in each case paid to (i) a “foreign financial institution” (as defined in the Code), or FFI, unless the FFI enters into an agreement with the U.S. Treasury Department to perform due diligence and collect and report detailed information regarding its U.S. accounts and their holders (including certain account holders that are foreign entities that have U.S. owners), and satisfies certain other requirements and (ii) a “non-financial foreign entity” (as defined in the Code), or NFFE, unless the NFFE either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, and complies with certain other requirements. An intergovernmental agreement implementing FATCA between the United States and an applicable non-U.S. jurisdiction may modify these requirements.

Withholding under FATCA applies with respect to payments of dividends on our Class A Common Stock made on or after July 1, 2014 and is scheduled to apply to gross proceeds from the sale or other disposition of such stock occurring on or after January 1, 2019. Under certain circumstances, a Non-U.S. Holder of shares of our Class A Common Stock might be eligible for refunds or credits of the tax. Prospective investors are encouraged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A Common Stock, including without limitation the interaction of FATCA withholding with the other withholding rules discussed above.

UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the ‘‘underwriters.’’ Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, shares of our Class A Common Stock. Our Class A Common Stock trades on the NYSE American LLC under the symbol “LEU”.

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of Class A Common Stock set forth opposite its name below:

Underwriter	Number of Shares
Roth Capital Partners, LLC
Lake Street Capital Markets, LLC
Total

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of Class A Common Stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of Class A Common Stock offered hereby if any of the shares are purchased.

We have granted the underwriters an option to buy up to an additional shares of our Class A Common Stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement; however, the underwriters may only exercise the option once.

One or more of our officers, directors, and existing stockholders have indicated interests in purchasing up to $5 million of shares of our Class A Common Stock to be sold in this offering at the public offering price and on the same terms as the other shares being offered. Because this indication of interest is not a binding agreement or commitment to purchase, such parties may determine to purchase more, fewer or no shares in this offering. We and the underwriters are under no obligation to sell shares to such parties. The underwriters could determine to sell more, fewer or no shares to such parties.

Discounts, Commissions and Expenses

The underwriters propose to offer to the shares of Class A Common Stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the Class A Common Stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters’ commissions and discounts will be up to 6% of the gross proceeds of this offering, or $            per share of Class A Common Stock, based on the public offering price per share set forth on the cover page of this prospectus supplement. However, the underwriters’ commissions and discounts will be $ per share for shares delivered to officers, directors, owners of 5% or greater of any class of the Company’s equity securities and affiliates of any of the foregoing.

We have also agreed to reimburse Roth Capital Partners at closing for out-of-pocket expenses, including legal fees and disbursements, incurred by it in connection with the offering up to a maximum of $150,000.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of Class A Common Stock we have granted to the underwriters):

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$	$
Underwriting discounts and commissions paid by us (1)	$	$

(1) The underwriting discount shall be $            per share for shares delivered to officers, directors, owners of 5% or greater of any class of the Company’s equity securities and affiliates of any of the foregoing.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to (i) offer, pledge, issue, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A Common Stock or any securities convertible into or exercisable or exchangeable for our Class A Common Stock; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Class A Common Stock, whether any such transaction is to be settled by delivery of Class A Common Stock or such other securities, cash or otherwise; or (iii) file any registration statement with the SEC relating to the offering of any shares of our Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Class A Common Stock, without the prior written consent of Roth Capital Partners for a period of 90 days following the date of this prospectus supplement (the "Lock-up Period"). This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of shares of our Class A Common Stock sold in this offering, (ii) the issuance of shares of our Class A Common Stock upon the exercise of outstanding options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities, (iii) the issuance of employee stock options and the grant of restricted stock awards or restricted stock units or shares of Class A Common Stock pursuant to equity incentive plans existing on the date hereof, provided that each recipient of shares of Class A Common Stock, or securities exchangeable or exercisable for or convertible into Class A Common Stock, pursuant to such equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the 90-day restricted period, (iv) adoption of a new equity incentive plan, and the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and the issuance of securities pursuant to such new equity incentive plan, provided that each recipient of shares of Class A Common Stock, or securities exchangeable or exercisable for or convertible into Class A Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the 90-day restricted period, and (v) entry into an agreement providing for the issuance of Class A Common Stock or securities convertible into or exercisable for shares of Class A Common Stock in connection with any exchange offer, restructuring, or similar transaction, and the issuance of any such securities pursuant to any such agreement; provided, that the recipient of any such shares of Class A Common Stock or securities during the 90-day restricted period shall enter into an agreement prohibiting it from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the 90-day restricted period.

In addition, each of our directors and named executive officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, or otherwise transfer or dispose of, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock (including without limitation, shares of Class A Common Stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Class A Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specific in clauses (i) or (ii), without the prior written consent of Roth Capital Partners, for a period of 90 days from the closing date of this offering. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are subject to certain customary exceptions, and exceptions for transfers to the Company pursuant to the terms of employment agreements and to satisfy tax withholding obligations.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the Class A Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Common Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock. As a result, the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of Class A Common Stock. In addition, neither we nor the underwriters make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus European Economic Area

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105

LEGAL MATTERS

The validity of the Class A Common Stock to be issued in this offering and certain other legal matters with respect to the offering will be passed upon for us by O’Melveny & Myers LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Centrus Energy Corp.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell up to $100,000,00 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on The NYSE American LLC, or the NYSE American, under the symbol “LEU.” On July 30, 2020, the last reported sale price of our common stock was $15.10 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on the NYSE American or any other securities exchange.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ,

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Centrus,” the “Company,” “we,” “us,” “our” or similar references to refer to Centrus Energy Corp. and its subsidiaries.

Where You Can Find More Information

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.centrusenergy.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

Information We Incorporate By Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

▪	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on March 27, 2020);

▪	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 29, 2020);

▪	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (filed with the SEC on May 12, 2020);

▪	our Current Reports on Form 8-K filed with the SEC on April 14, 2020 (only with respect to Items 1.01 and 3.03 thereof), June 18, 2020 and June 18, 2020;

▪	our Form 8A12B-A, filed with the SEC on April 14, 2020; and

▪	the description of the securities of the Company contained in Exhibit 4.14 of our Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on March 27, 2020).

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Centrus Energy Corp.

6901 Rockledge Drive

Suite 800

Bethesda, MD 20817

(301) 564-3200

Special Note Regarding Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following, which may be amplified by the novel coronavirus (COVID-19) pandemic: risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks relating to our 8.25% notes (the “8.25% Notes”) maturing in February 2027 and our Series B Senior Preferred Stock; risks related to the use of our net operating loss (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and our ability to generate taxable income to utilize all or a portion of the NOLs and NUBILs prior to the expiration thereof; risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our Class A Common Stock on the NYSE American LLC (the “NYSE American”); risks related to decisions made by our Class B stockholders and our Series B Senior Preferred stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks related to the Company’s capital concentration; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); our dependence on others for deliveries of LEU including deliveries from the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”), under a commercial supply agreement with TENEX and deliveries under a long-term supply agreement with Orano Cycle (“Orano”); risks related to existing or new trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions, including government reviews, that may be taken by the United States government, the Russian government or other governments that could affect our ability to perform under our contract obligations or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements, and risks relating to the potential expiration of the 1992 Russian Suspension Agreement (“RSA”) and/or a renewal of the RSA on terms not favorable to us or legislation imposing new or increased limits on imports of Russian LEU; risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements; risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services or delays in making timely payment; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks associated with our reliance on third-party suppliers to provide essential products and services to us; the impact of government regulation including by the U.S. Department of Energy (“DOE”) and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for deployment of the American Centrifuge technology and our ability to perform and absorb costs under our agreement with DOE to demonstrate the capability to produce high assay low enriched uranium (“HALEU”) and our ability to obtain and/or perform under other agreements; risks relating to whether or when government or commercial demand for HALEU will materialize; the potential for further demobilization or termination of our American Centrifuge work; risks related to our ability to perform and receive timely payment under agreements with DOE or other government agencies, including risk and uncertainties related to the ongoing funding of the government and potential audits; the competitive bidding process associated with obtaining a federal contract; risks related to our ability to perform fixed-price and cost-share contracts, including the risk that costs could be higher than expected; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks that we will not be able to timely complete the work that we are obligated to perform; failures or security breaches of our information technology systems; risks related to pandemics and other health crises, such as the global COVID-19 pandemic; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including under Part 1. Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2019, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by law.

Centrus Energy Corp.

Centrus Energy Corp., a Delaware corporation (“Centrus” or the “Company”), is a trusted supplier of nuclear fuel and services for the nuclear power industry. References to “Centrus”, the “Company”, “our”, or “we” include Centrus Energy Corp. and its wholly owned subsidiaries as well as the predecessor to Centrus, unless the context otherwise indicates.

Centrus operates two business segments: (a) low-enriched uranium (“LEU”), which supplies various components of nuclear fuel to utilities, and (b) technical solutions, which provides advanced engineering, design, and manufacturing services to government and private sector customers.

Our LEU segment provides most of the Company’s revenue and involves the sale of separative work units (“SWU”) and occasionally LEU to utilities operating commercial nuclear power plants. The company also sells natural uranium to other nuclear fuel related companies.

LEU is a critical component in the production of nuclear fuel for reactors that produce electricity. We supply LEU to both domestic and international utilities for use in nuclear reactors worldwide. We provide LEU from multiple sources including our inventory, medium- and long- term supply contracts and spot purchases. As a long-term supplier of LEU to our customers, our objective is to provide value through the reliability and diversity of our supply sources. Our long-term goal is to resume commercial enrichment production, and we are exploring approaches to that end.

Our technical solutions segment utilizes the unique technical expertise, operational experience and specialized facilities that we developed over nearly two decades as part of our uranium enrichment technology program. We are leveraging these capabilities to expand and diversify our business beyond uranium enrichment, offering new services to existing and new customers in complementary markets.

With the specialized capabilities and workforce at our Technology and Manufacturing Center in Oak Ridge, Tennessee, we are performing technical, engineering and manufacturing services for a range of commercial and government customers and actively working to secure new customers. Our experience developing, licensing, manufacturing and operating advanced nuclear components and systems positions us to provide critical design, engineering, manufacturing and other services to a broad range of potential clients, including those involving sensitive or classified technologies. This work includes design, engineering, manufacturing and licensing services support for advanced reactor and fuel fabrication projects as well as decontamination and decommissioning (“D&D”) work.

With several decades of experience in enrichment, we continue to be a leader in the development of an advanced U.S. uranium enrichment technology, which we believe could play a critical role in supplying fuel for advanced reactors, meeting U.S. national and energy security needs, and achieving our nation’s nonproliferation objectives.

Our principal executive office is located at 6901 Rockledge Drive, Suite 800, Bethesda, Maryland 20817, and our telephone number is (301) 564-3200. Our website is www.centrusenergy.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

Risk Factors

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Use Of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, capital expenditures, working capital, repayment of indebtedness, potential acquisitions and other business opportunities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

Description Of Capital Stock

The authorized capital stock of Centrus Energy Corp. consists of (a) 100,000,000 shares of common stock, par value $0.10 per share, of which 70,000,000 shares are classified as Class A Common Stock, and 30,000,000 shares are classified as Class B Common Stock, and (b) 20,000,000 shares of preferred stock, par value $1.00 per share, of which 2,000,000 shares have been designated Series A Participating Cumulative Preferred Stock, and 104,547 shares of which have been designated Series B Senior Preferred Stock. The Class A Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and trades on the NYSE American platform under the symbol “LEU.”

The following description of the terms of our securities is not complete and is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Third Amended and Restated Bylaws (the “Bylaws”), and the Rights Agreement (as defined below), all of which are exhibits to our Annual Report on Form 10-K.

Class A Common Stock

The holders of Class A Common Stock are entitled to one vote for each outstanding share of Class A Common Stock owned by that stockholder on every matter properly submitted to the stockholders for their vote, except for any amendment for the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock or Class B Common Stock. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority in voting power of the stock represented and entitled to vote. However, questions governed expressly by provisions of the Certificate of Incorporation, bylaws, applicable stock exchange rules or applicable law require approval as set forth in the applicable governing document, stock exchange rule or law. The holders of Class B Common Stock currently are entitled to elect up to one director, which right is subject to change based on certain holding requirements. Otherwise, the directors are elected by a plurality of votes cast on the election of directors.

Subject to the rights of the holders of any series of Preferred Stock outstanding at any time, the holders of Class A Common Stock and Class B Common Stock will be entitled share ratably, based upon the number of shares held, in such dividends and other distributions of cash or any other right or property as may be declared by the Board of Directors out of the assets or funds legally available for such dividends or distributions, with sharing equally in such dividends or distributions. The Company is not permitted to pay dividends on the Common Stock while any shares of Series B Preferred Stock are outstanding. The Company currently has shares of Series B Preferred Stock outstanding.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of Class A Common Stock and Class B Common Stock would be entitled to share ratably, based upon the number of shares held, in assets that are legally available for distribution to stockholders after payment of liabilities. If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. The Company currently has shares of Series B Preferred Stock outstanding with a liquidation preference.

The Certificate of Incorporation does not provide for any conversion, sinking fund, redemption, preference, preemptive right, or right of subscription for the Class A Common Stock. Issued and outstanding shares of Class B Common Stock convert into shares of Class A Common Stock upon transfer to a party other than the current Class B stockholders and their respective affiliates.

Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws provide that a special meeting of stockholders may be called only by the Chairman, the President, the Board of Directors or a committee empowered by the Board of Directors to call a special meeting. Stockholders are not permitted to call, or to require that the Board of Directors call, a special meeting of stockholders.

In the event that levels of foreign ownership of the Company’s stock established by the Certificate of Incorporation are exceeded, the Board of Directors has the right to take certain actions with respect to such ownership. These actions include requesting information from holders (or proposed holders) of the Company’s securities, refusing to permit the transfer of securities by such holders, suspending or limiting voting rights of such holders, redeeming or exchanging shares of the Company’s stock owned by such holders on terms set forth in the Certificate of Incorporation, and taking other actions that deemed necessary or appropriate to ensure compliance with the foreign ownership restrictions.

Delaware Takeover Statute. The Company is subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Rights to Acquire Series A Participating Cumulative Preferred Stock

Centrus has adopted a Section 382 stockholders rights plan and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record on April 6, 2016. Each right entitles its holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Participating Cumulative Preferred Stock, par value $1.00 per share, at an exercise price of $18.00 per right, subject to adjustment. The terms of the rights are set forth in a Section 382 Rights Agreement between us, Computershare, Inc. and Computershare Trust Company, N.A., as amended (the “Rights Agreement”).

The rights plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.99% or more of common stock, with certain exceptions. The rights initially trade together with the common stock and are not exercisable. In the absence of further action by the Board, the rights would generally become exercisable and allow a holder to acquire shares of a new series of the Company’s preferred stock if any person or group acquires 4.99% or more of the outstanding shares of the Company’s common stock, or if a person or group that already owns 4.99% or more of the Company’s Class A Common Stock acquires additional shares representing 0.5% or more of the outstanding shares of the Company’s Class A Common Stock. The rights beneficially owned by the acquirer would become null and void, resulting in significant dilution in the ownership interest of such acquirer.

The Board may exempt any acquisition of the Company’s common stock from the provisions of the Rights Agreement if it determines that doing so would not jeopardize or endanger the Company’s use of its tax assets or is otherwise in the best interests of the Company. The Board also has the ability to amend or terminate the Rights Agreement prior to a triggering event. Unless earlier terminated or extended in accordance with the Rights Agreement, the rights issued under the Rights Agreement expire on June 30, 2021.

Description Of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

We will issue the debt securities under the indenture that we will enter into with a national banking association or other eligible party, as trustee. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

▪	the title and ranking of the debt securities (including the terms of any subordination provisions);

▪	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

▪	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

▪	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

▪	the date or dates on which the principal of the securities of the series is payable;

▪	the interest rate, if any, and the method for calculating the interest rate;

▪	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

▪	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

▪	any mandatory or optional redemption terms;

▪	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

▪	any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

▪	the denominations in which the debt securities will be issued;

▪	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

▪	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

▪	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

▪	if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

▪	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

▪	any provisions relating to any security provided for the debt securities;

▪	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

▪	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

▪	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

▪	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

▪	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Centrus may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:

▪	Centrus is the surviving corporation or the successor person (if other than Centrus) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes Centrus’s obligations on the debt securities and under the indenture; and

▪	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of Centrus’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to Centrus.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

▪	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

▪	default in the payment of principal of any security of that series at its maturity;

▪	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

▪	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Centrus; and

▪	any other event of default provided with respect to a series of debt securities, including any events of default relating to guarantors, if any, or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

▪	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

▪	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

▪	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

▪	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

▪	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

▪	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

▪	to surrender any of our rights or powers under the indenture;

▪	to add covenants or events of default for the benefit of the holders of any series of debt securities;

▪	to comply with the applicable procedures of the applicable depositary;

▪	to cure any ambiguity, defect or inconsistency;

▪	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

▪	to provide for uncertificated securities in addition to or in place of certificated securities;

▪	to make any change that does not materially adversely affect the rights of any holder of debt securities;

▪	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

▪	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

▪	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

▪	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then-outstanding if that amendment will:

▪	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

▪	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

▪	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

▪	reduce the principal amount of discount securities payable upon acceleration of maturity;

▪	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

▪	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

▪	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

▪	make any change to certain provisions of the indenture relating to waivers or amendments; or

▪	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

▪	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

▪	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

▪	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in

▪	accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

▪	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Description Of Warrants

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with shares of common stock, preferred stock and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

▪	the offering price and the aggregate number of warrants offered;

▪	the currencies in which the warrants are being offered;

▪	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

▪	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

▪	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

▪	the terms of any rights to redeem or call the warrants;

▪	the date on which the right to exercise the warrants begins and the date on which that right expires;

▪	federal income tax consequences of holding or exercising the warrants; and

▪	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

▪	the offering price and the aggregate number of warrants offered;

▪	the total number of shares that can be purchased if a holder of the warrants exercises them;

▪	the number of warrants being offered with each share of common stock;

▪	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

▪	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

▪	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

▪	the date on which the right to exercise the warrants begins and the date on which that right expires;

▪	federal income tax consequences of holding or exercising the warrants; and

▪	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

▪	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

▪	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

▪	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

▪	issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

▪	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

▪	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

▪	issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

▪	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

▪	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

▪	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Description Of Rights

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

▪	the date for determining the persons entitled to participate in the rights distribution;

▪	the exercise price for the rights;

▪	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

▪	the number of rights issued to each stockholder and the number of rights outstanding, if any;

▪	the extent to which the rights are transferable;

▪	the date on which the right to exercise the rights will commence and the date on which the right will expire;

▪	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

▪	anti-dilution provisions of the rights, if any; and

▪	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Description Of Units

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

▪	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

▪	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

▪	whether the units will be issued in fully registered or global form.

Plan Of Distribution

We may sell the securities from time to time, by a variety of methods, including the following:

▪	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NYSE American;

▪	in the over-the-counter market;

▪	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

▪	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

▪	through short sales;

▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

▪	a combination of any of these methods; or

▪	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

▪	at a fixed price or prices, which may be changed;

▪	at market prices prevailing at the time of sale;

▪	at prices related to such prevailing market prices; or

▪	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by O’Melveny & Myers LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3,000,000 Shares

Centrus Energy Corp.

Class A Common Stock

Prospectus

Sole Book-Running Manager

Roth Capital Partners

Lead Manager

Lake Street

August 17, 2020